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Exhibit 10.19

EXECUTION COPY

GPIC, Ltd.
129 Front Street, Penthouse, Suite 4
Hamilton, Bermuda
HM12

April 19, 2016

GP Investments Acquisition Corp.
150 E. 52nd Street, Suite 5003
New York, NY 10022

Ladies and Gentlemen:

        Reference is made to that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and among GP Investments Acquisition Corp., a Cayman Islands exempted company limited by shares (which shall domesticate as a Delaware corporation prior to the Closing) ("Acquiror"), Let's Go Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Acquiror ("Merger Sub"), WKI Holding Company, Inc., a Delaware corporation (the "Company"), and, solely in its capacity as the initial Holder Representative thereunder, WKI Group, LLC, a Delaware limited liability company ("Holder Representative"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

        1.     This letter agreement confirms the commitment, in accordance with the terms and subject to the conditions contained herein, of GPIC, Ltd., a company organized under the laws of Bermuda (the "Equity Investor"), to provide (in accordance with this letter agreement, including Equity Investor's ability to allocate or assign a portion of its rights and obligations in accordance with Section 4 hereof) to Acquiror, on or prior to the Closing (but, for the avoidance of doubt, after its domestication as a Delaware corporation) as consideration for the purchase of voting Common Stock of Acquiror at a price of $10.00 per share, an aggregate amount in cash of up to Fifty-Eight Million U.S. Dollars ($58,000,000), consisting of (a) Fifty Million U.S. Dollars ($50,000,000), solely for the purpose of providing a portion of the financing for the transactions contemplated by the Merger Agreement (collectively, the "Transactions") at the Closing, including the fees and expenses related thereto and (b) up to an additional Eight Million U.S. Dollars ($8,000,000), to be used solely for the purpose of funding the redemption for cash of any outstanding shares of Acquiror Common Stock in excess of twenty-five percent (25%) (if any) up to not more than thirty percent (30%) of the outstanding shares of Acquiror Common Stock pursuant to Article 48 of the Acquiror Governing Documents and as part of the Acquiror Share Redemption (the sum of the amount under clause (a) plus the amount (if any) necessary under clause (b), the "Commitment"); provided that the Equity Investor shall not, under any circumstances, be obligated to purchase equity securities of, or make contributions to or otherwise fund, Acquiror in excess of the Commitment.

        2.     As an inducement and condition to the Equity Investor agreeing to the Commitment hereunder, the Company, the Equity Investor and GPIAC, LLC hereby agree that the securities issued to the Equity Investor upon the funding of the Commitment hereunder shall be deemed "Registrable Securities" under the Registration Rights Agreement, dated as of May 19, 2015, among the Company, the Equity Investor and the other parties thereto and shall take all such actions as may be necessary to amend the Registration Rights as of the funding of the Commitment to memorialize such treatment.

        3.     The Equity Investor's obligations under this letter agreement, including its obligation to fund the Commitment, are subject to, and conditioned upon, (a) the execution and delivery by Acquiror, the Company, Merger Sub and Holder Representative of the Merger Agreement and all related agreements required by the Merger Agreement to which any of the foregoing is a party, (b) the satisfaction in full or waiver by Acquiror and Merger Sub of each of the conditions to Acquiror's and

Merger Sub's obligations contained in Sections 9.1 and 9.2 of the Merger Agreement to consummate the Transactions (other than conditions which by their nature are to be satisfied at Closing), (c) the confirmation by the Company that all conditions set forth in Section 9.3 of the Merger Agreement have been satisfied or waived by the Company (assuming performance by Acquiror or an award of specific performance (sought by the Company in accordance with Section 13.15(b) of the Merger Agreement) requiring performance by Acquiror, and other than conditions which by their nature are to be satisfied at Closing), (d) the substantially concurrent consummation and funding of the Debt Financing or any Alternative Financing in full (or, if the Company is seeking (in accordance with Section 13.15(b) of the Merger Agreement) specific performance of the Equity Investor's obligations hereunder, written confirmation of the Lenders that proceeds of the Debt Financing or any Alternative Financing will be funded at the Closing if the Commitment is funded at the Closing), and (e) the substantially concurrent consummation of the Merger and the transactions pursuant to the terms of the Merger Agreement.

        4.     The Equity Investor's obligation to fund the Commitment may not be assigned, except as permitted in this Section 4. The Equity Investor may allocate or assign all or a portion of its rights and obligations under this letter agreement, including its obligation to fund its commitment, to one or more Persons who commit to Equity Investor to invest in the Transactions (collectively, the "Permitted Equity Investor Assignees"); provided, however, that any such allocation or assignment shall not reduce the total amount of the Commitment or relieve the Equity Investor, which shall remain responsible to Acquiror for the full amount of the Commitment (in accordance with terms and subject to the conditions in this letter agreement) and obligated to fund any such portion of the Commitment (subject to the terms and conditions of this letter agreement) hereunder to the extent not performed by the Permitted Equity Investor Assignee, of any of its obligations (including funding obligations) under this letter agreement. For the avoidance of doubt, this letter agreement does not and shall not be deemed to create any obligation (whether direct or indirect) of Equity Investor on behalf of or to any Permitted Equity Investor Assignee other than the funding obligation in respect of any portion of the Commitment so assigned to such Permitted Equity Investor Assignee as explicitly referenced in the immediately preceding sentence, and upon the funding of the Commitment, in respect of this letter agreement or otherwise, Equity Investor shall not have any obligations whatsoever (whether direct or indirect) to or on behalf of any Permitted Equity Investor Assignee in any respect.

        5.     This letter agreement shall be binding upon and inure solely to the benefit of each party hereto and the Company as an express third-party beneficiary of this letter agreement as, and only to the extent set forth in this Section 5 (including pursuant to Sections 4 and 8 as expressly provided in this Section 5) that shall be entitled to seek to specifically enforce the terms of this letter agreement in accordance with the express terms of this letter agreement and Section 13.15(b) of the Merger Agreement and nothing in this letter agreement, express or implied, is intended to or shall confer upon any other Person other than the parties to this letter agreement (other than as expressly set forth in Section 8 hereof or as set forth in Section 4 above or this Section 5) any right, benefit or remedy of any nature whatsoever under or by reason of this letter agreement, except that the Company shall be an express third-party beneficiary of this letter agreement that shall be entitled to seek a decree or order to specifically enforce the terms of this letter agreement as if it were a party hereto and shall be entitled to specific performance to cause the Equity Investor to draw down the full proceeds of the Commitment, to fund the full proceeds of the Commitment to Acquiror pursuant to, and to specifically enforce the other provisions of, this letter agreement, in each case, subject to the terms and conditions herein and in Section 13.15(b) of the Merger Agreement. The rights of Acquiror under, or in connection with, this letter agreement may not be assigned without the Equity Investor's prior written consent.

        6.     This letter agreement will be effective upon the Equity Investor's delivery to Acquiror of a duly executed copy of this letter agreement and Acquiror's executed acceptance of the terms and conditions of this letter agreement. This letter agreement and the obligations of the Equity Investor hereunder, to fund the Commitment will terminate on the earliest to occur of (i) the Closing, (ii) the valid termination of the Merger Agreement pursuant to its terms, or (iii) the Company or any of its Affiliates or Pre-Closing Holders asserting or filing, directly or indirectly, any Action (of any kind or nature, whether in law or in equity) with respect to the Merger Agreement or any transaction contemplated hereby or thereby or otherwise relating thereto other than the enforcement of (A) the Company's right, prior to termination of the Merger Agreement pursuant to its terms, to specific performance in the Merger Agreement (subject to the terms and limitations in Section 13.15(b) of the Merger Agreement); (B) the Company's rights, prior to the termination of the Merger Agreement pursuant to its terms, as a third-party beneficiary under this letter agreement that shall be entitled to seek specific performance of the terms of this letter agreement in accordance with the express terms of this letter agreement and Section 13.15(b) of the Merger Agreement; or (C) the Company's express rights under the Merger Agreement prior to its termination.

        7.     Acquiror's creditors shall not have any right to enforce this letter agreement.

        8.     Under no circumstances shall (A) (i) Equity Investor, (ii) any Permitted Equity Investor Assignee, (iii) any former, current or future director, officer, employee, agent, general or limited partner, manager, "principal", member, stockholder or Affiliate of the Equity Investor or any Permitted Equity Investor Assignee, or (iv) any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, or Affiliate of any of the Persons referred to in clause (iii) above (the Persons referred to in clauses (i) through (iv) above, collectively, the "Equity Investor Related Persons") or (B) or Acquiror or Merger Sub be liable for special, incidental, consequential, exemplary, extraordinary or punitive damages under or in connection with the Merger Agreement, this letter agreement or the transactions contemplated or otherwise incidental thereby or hereby. Notwithstanding anything that may be expressed or implied in this letter agreement or any document or instrument delivered in connection herewith, Acquiror, by its acceptance of the benefits of this letter agreement (including the equity commitment hereunder), covenants, agrees and acknowledges that no Person other than the Equity Investor has any obligation hereunder and that, notwithstanding that the Equity Investor may be a partnership or limited liability company, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any Equity Investor Related Person, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Equity Investor Related Person, as such, for any obligations of the Equity Investor under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligation or their creation. No Equity Investor Related Person will have any liability or obligation of any kind to the Company or any of its Pre-Closing Holders or Affiliates (in all cases, whether directly or indirectly and whether arising under contract, by operation of law or otherwise), in connection with the Merger Agreement or any of the transactions contemplated thereby.

        9.     The Equity Investor hereby represents and warrants to Acquiror that (i) this letter agreement has been duly and validly executed and delivered by Equity Investor and constitutes a legal, valid and binding obligation of Equity Investor, enforceable against Equity Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity, (ii) the Equity Investor has and, for so long as this letter agreement remains in effect, shall have, the financial capacity to pay or perform its obligations hereunder, and all liquid and unencumbered funds necessary or undrawn and uncommitted capital commitments sufficient for the Equity Investor to fulfill its obligations hereunder are and, for so long as this letter agreement remains in effect, will be, available to Equity Investor; and (iii) the execution, delivery and performance by the Equity Investor of this letter agreement does not (x) violate the organizational documents of the Equity

Investor, (y) violate, in any material respect, any applicable law binding on the Equity Investor or its assets or (z) conflict with any material agreement binding on the Equity Investor.

        10.   This letter agreement may not be amended except by an instrument in writing signed by each of the parties hereto. Except as provided in Section 6, this letter agreement may not be (i) revoked, withdrawn or terminated or (ii) amended or supplemented in a manner that is adverse to the Company, except by an instrument in writing signed on behalf of each of the parties hereto, and consented to by the Company in writing.

        11.   All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by telecopy or email (in each case in this clause (iv), solely if receipt is confirmed and, in the case of email, excluding any automated reply, such as an out-of-office notification), addressed as follows:

  (a)
  If to Acquiror or Merger Sub, to:

    GP Investments Acquisition Corp.
    150 E. 52nd Street, Suite 5003
    New York, NY 1022
    Attention:          Antonio Bonchristiano
    Telecopy No.:    +1 (212) 430-4365
                                + 55 11 3556-5566

    with copies to (which shall not constitute notice):

    Skadden, Arps, Slate, Meagher & Flom LLP
    Four Times Square
    New York, New York 10036
    Attention:          Paul T. Schnell
                                Timothy M. Fesenmyer
    Telecopy No.:    (212) 735-2000
    Email:                paul.schnell@skadden.com
                                timothy.fesenmyer@skadden.com

  (b)
  If to the Equity Investor, to:

    GPIC, Ltd.
    129 Front Street, Penthouse, Suite 4
    Hamilton, Bermuda
    HM12
    Attention:          Alvaro Lopes da Silva Neto
    Telecopy No.:    +1 (441) 279 0606

    with copies to (which shall not constitute notice):

    GP Investimentos
    Av. Brig. Faria Lima, 3900—7th floor
    04538-132 São Paulo—Brazil
    Attention:          Fúlvia B. Grola
    Telecopy No.:    55 11 3556-5566

        12.   This letter agreement, and all claims or causes of action based upon, arising out of, or related to this letter agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any proceeding or action based upon, arising out of or related to this letter agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this letter agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 11.

        13.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

        14.   This letter agreement shall be treated as confidential and is being provided to the Company solely in connection with the Transactions. This letter agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Equity Investor; provided, however, that the Company, Acquiror, Merger Sub and the Equity Investor may disclose this letter agreement (i) to the extent required by Law including in any registration statement under the Securities Act of 1933 in connection with the transactions contemplated by the Merger Agreement, (ii) to the other Equity Investor Related Persons, (iii) to the other financing sources of the Equity Investor Related Persons, and (iv) to the respective officers, directors, employees, advisors, representatives, and agents of the foregoing (including the Company, Acquiror, Merger Sub and the Equity Investor).

        15.   Together with the Merger Agreement, this letter agreement constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between the Equity Investor and Acquiror, and any other person with respect to the matters contemplated by this letter agreement.

        16.   This letter agreement may be executed in counterparts (including by means of facsimile or electronically transmitted signature pages), each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

        Please countersign a copy of this letter agreement and return it to the undersigned to confirm your agreement with the terms set forth in this letter agreement.

Sincerely,
GPIC, LTD.
By:	/s/ ANTONIO BONCHRISTIANO
	Name:	Antonio Bonchristiano
	Title:	Authorized Signatory

ACCEPTED AND AGREED AS OF THE DATE ABOVE FIRST WRITTEN:

GP INVESTMENTS ACQUISITION CORP.
By:	/s/ ANTONIO BONCHRISTIANO
	Name:	Antonio Bonchristiano
	Title:	Chief Executive Officer

[Signature Page to Equity Commitment Letter]

ACCEPTED AND AGREED AS OF THE DATE ABOVE FIRST WRITTEN
(for purposes of Section 2 hereof only):

GPIAC, LLC
By:	/s/ ANTONIO BONCHRISTIANO
	Name:	Antonio Bonchristiano
	Title:	Authorized Signatory

[Signature Page to Equity Commitment Letter]

QuickLinks

  Exhibit 10.19
  EXECUTION COPY
GPIC, Ltd. 129 Front Street, Penthouse, Suite 4 Hamilton, Bermuda HM12
  April 19, 2016